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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 12, 1997.


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


     Delaware             0-22046                          38-3114641
(State or other   (Commission File                      (I.R.S. Employer
jurisdiction of    Number)                               Identification No.)
incorporation)



50 Spring Street, Ramsey, New Jersey                               07446
(Address of principal executive offices)                        (Zip Code)


                                 (201) 934-8500
              (Registrant's telephone number, including area code)


                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report.)
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Item 4.  Changes in Registrant's Certifying Accountant.

         On December 12, 1997, Bogen Communications International, Inc. (the "Company") retained KPMG Peat Marwick LLP ("KPMG") to serve as its independent accountant for the fiscal year ending December 31, 1997. KPMG will replace Coopers & Lybrand L.L.P. ("Coopers & Lybrand") who was dismissed on December 12, 1997.

         The dismissal of Coopers & Lybrand was approved by the Company's board of directors. Coopers & Lybrand's report on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements for the years ended December 31, 1996 and 1995, and through the subsequent interim period through December 12, 1997 (the date of dismissal), there has not been a disagreement with Coopers & Lybrand on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has not been a reportable event as described in paragraph
(a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Act of 1934, as amended.

         The Company has requested Coopers & Lybrand to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Coopers & Lybrand agrees with the above statements. A copy of the letter will be filed with the Securities and Exchange Commission as an amendment to this Current Report on Form 8-K within 10 business days of this filing.

Item 5.  Other Events.

         Effective November 28, 1997, the Company and Helix Capital Services, LLC ("Helix Services") entered into an amendment (the "Amendment") to the Mergers and Acquisition Engagement Agreement, dated August 1997 (the "Agreement"), between Helix Services and the Company, which Amendment, among other things, (1) requires Helix Services to relinquish its role as exclusive financial adviser and finder for the Company's merger and acquisition transactions and to forfeit certain fees in the event fees are payable to a finder in connection with such transactions, (2) requires Helix Services to provide additional time and resources in connection with performing its duties under the Agreement, (3) increases the monthly fees payable to Helix Services by $5,000 per month, and (4) extends the term of the Agreement to December 1, 2000. A copy of the Agreement, as amended by the Amendment, is attached as Exhibit
10.1 hereto.

         In connection with entering into the Amendment, Helix Capital II, LLC ("Helix II"), an affiliate of Helix Services, was provided with an opportunity to invest in the Company. As of November 28, 1997, Helix II purchased a non-transferable warrant (the "Warrant") to purchase 575,885 shares of the Company's common stock, par value $.001 per share
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("Common Stock"), for a purchase price of $115,177. The exercise price of the
Warrant is $5.50 per share of Common Stock, or $0.875 above the closing price of the Common Stock on the American Stock Exchange on the preceding trading day. Subject to certain exceptions in the event of a change of control (as defined in the Warrant), the Warrant will not be exercisable until the one year anniversary of the date of issuance thereof, and the holder of the Warrant will have no registration rights until after two years from the date of issuance of the Warrant. A copy of the Warrant Purchase Agreement, dated as of November 28, 1997, between the Company and Helix II and the Warrant are attached as Exhibits
10.2 and 10.3 hereto, respectively.

         Yoav Stern, the Co-Chairman of the Board of Company, and Zivi Nedivi, a director of the Company, are principals of Helix Services and Helix II.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

Exhibit Number                                       Description

      10.1 Mergers and Acquisition Engagement Agreement, dated August, 1997, as amended as of November 28, 1997, between Helix Capital Services, LLC and Bogen Communications International, Inc.

      10.2 Warrant Purchase Agreement, dated as of November 28, 1997, between Helix Capital II, LLC and Bogen Communications International, Inc.

      10.3 Warrant, dated November 28, 1997, issued by Bogen Communications International, Inc. to Helix Capital II, LLC.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                    (Registrant)




                                    /s/ Michael P. Fleischer
                                    --------------------------------------------
                                    Name:   Michael P. Fleischer
Date:  December 18, 1997            Title:  President
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                                Index to Exhibits

Exhibit
Number                              Description

10.1 Mergers and Acquisition Engagement Agreement, dated August, 1997, as amended as of November 28, 1997, between Helix Capital Services, LLC and Bogen Communications International, Inc.

10.2 Warrant Purchase Agreement, dated as of November 28, 1997, between Helix Capital II, LLC and Bogen Communications International, Inc.

10.3 Warrant, dated November 28, 1997, issued by Bogen Communications International, Inc. to Helix Capital II, LLC.